Exhibit 23.01

Consent of Jones Simkins LLC
Independent Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 2014, relating to the consolidated financial statements and internal control over financial reporting of Utah Medical Products, Inc., included in the Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ Jones Simkins LLC

JONES SIMKINS LLC
Logan, Utah
October 15, 2014